Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), effective February 20, 2015 attaches to and forms part of the Employment Agreement dated as of October 3, 2007, and as amended effective March 27, 2012 (the “Agreement”), between Aon Corporation, a Delaware corporation (the “Company”) and Christa Davies (the “Executive”).

WHEREAS, the Company and the Executive mutually desire to extend the terms of the Agreement for three years and to amend other terms of the Agreement as provided in this Amendment;

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.              Section 1, “Employment”, is hereby deleted in its entirety and replaced with the following:

1.      Employment. The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to remain employed upon the terms and subject to the conditions contained in this Agreement. The extended term of employment of the Executive pursuant to this Agreement (the “Employment Period”) that originally began on November 12, 2007 will end on April 1, 2020, unless renewed or terminated during the Employment Period as fully set forth in Section 4.

2.              The following paragraph shall be added at the end of Section 3(e), “Award Pursuant to Leadership Performance Program”:

The Executive shall receive an additional award pursuant to the Company’s Leadership Performance Program, a sub-plan of the Amended and Restated Aon plc 2011 Incentive Plan, for the performance period beginning January 1, 2015 and ending December 31, 2017. Such additional award will have a grant date target value of $6 million. It is intended that such award value will reflect the Executive’s exceptional performance to date and commitment to the extended Employment Period set forth herein. For avoidance of doubt, the $6 million value will be in addition to the value otherwise granted pursuant to the Company’s regular annual incentive award process, and will be earned based on the same performance criteria and weightings as the regular award, which also will be the same for other plan participants for the performance period.

3.              Subsection 4(c)(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

(ii)                                          As used in this Agreement, the term “Cause” shall mean the Executive’s:

(A)                               performing a deliberate act of dishonesty, fraud, theft, embezzlement, or misappropriation involving the Executive’s employment with the Company, or breach of the duty of loyalty to the Company;

(B)                               performing an act of race, sex, national origin, religion, disability, or age-based discrimination, or sexual harassment, which after investigation, counsel to the Company reasonably concludes will result in liability being imposed on the Company and/or the Executive;

(C)                               material violation of Company policies and procedures including, but not limited to, the Aon Code of Business Conduct;

(D)                               material non-compliance with the terms of this Agreement, including but not limited to Sections 6,7 or 8 hereunder; or

(E)                                performing any criminal act resulting in a criminal felony charge brought against the Executive or a criminal conviction of the Executive (other than a conviction of a minor traffic violation).

4.                 Subsection 4(c)(v) is deleted in its entirety.

5.              The remaining provisions of the Agreement, and the international assignment letter between the parties originally effective January 12, 2012 as amended effective July 1, 2014, shall remain in effect as originally adopted.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date set forth above

AON CORPORATION:	EXECUTIVE:

/s/ Gregory J. Besio	/s/ Christa Davies
Gregory J. Besio	Christa Davies
Executive Vice President & CHRO	Executive Vice President & CFO
Aon Corporation	Aon Corporation